UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Wyndham Hotels & Resorts, Inc.
(Exact name of registrant as specified in charter)
Delaware	001-38432	82-3356232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way
Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2026, Wyndham Hotels & Resorts, Inc. (the “Company”) announced the appointment of Amit Sripathi, age 41, as Chief Financial Officer, effective as of March 3, 2026 (the “Effective Date”). As of the Effective Date, Kurt Albert will cease to serve as the Company’s Interim Chief Financial Officer.

Prior to his appointment as Chief Financial Officer, Mr. Sripathi served as the Company’s Chief Development Officer – North America since May 2024. From September 2021 to May 2024, Mr. Sripathi served as the Company’s Senior Vice President of Strategic Development. Prior to that, Mr. Sripathi served as Vice President – Financial and Capital Markets for RLJ Lodging Trust from January 2018 to September 2021. From 2009 to 2017, Mr. Sripathi served in roles of increasing responsibility in the Global Investment Banking business of Deutsche Bank.

In connection with Mr. Sripathi’s appointment, the Company and Mr. Sripathi entered into an employment letter effective as of March 3, 2026. Mr. Sripathi’s employment letter provides for a base salary of $650,000; an annual incentive award with a target amount equal to 100% of his base salary (subject to certain terms and conditions, including the terms and conditions of the Company’s annual incentive plan and the Company’s attainment of performance goals, criteria or targets established by the Company’s Compensation Committee (the “Committee”)); grants of long-term incentive awards on terms as determined by the Committee and subject to the Company’s Amended and Restated 2018 Equity and Incentive Plan (and any amended or successor plan thereto) and the applicable award agreement; employee benefits generally offered to eligible full-time employees; and perquisites generally offered to similarly situated senior executive officers. The employment letter also entitles Mr. Sripathi to relocation services to assist in relocating his primary residence closer to the Company’s headquarters.

Mr. Sripathi’s employment letter provides that if his employment is terminated by the Company without “cause” (a “qualifying termination”), he will be entitled to a lump-sum payment equal to 200% of the sum of (i) his then-current base salary, plus (ii) an amount equal to the highest annual incentive compensation award paid to Mr. Sripathi with respect to the three fiscal years immediately preceding the fiscal year in which his employment is terminated (but in no event will the amount in clause (ii) exceed Mr. Sripathi’s then-target annual compensation incentive award, and if Mr. Sripathi is terminated before completion of the first three fiscal years following the effective date of the employment letter, the amount shall be Mr. Sripathi’s then-target incentive compensation award); and if he elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse him for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for health and medical benefits from a subsequent employer.  In addition, in the event of a qualifying termination, all of Mr. Sripathi’s then-outstanding (x) time-based long term incentive awards that otherwise would have vested within the one year following such termination will vest, and any such award that is a stock option or stock appreciation right will remain exercisable until the earlier of two years following such termination and the original expiration date of such award, and (y) performance-based long term incentive awards (including restricted stock units but excluding stock options and stock appreciation rights) will vest and be paid on a pro-rata basis, subject to the achievement of the applicable performance goals, based upon the portion of the full performance period during which Mr. Sripathi was employed by the Company plus 12 months (or, if less, assuming employment for the entire performance period remaining after Mr. Sripathi’s termination), with the payment of any such vested performance-based long-term incentive awards to occur at the time that the awards are paid to employees generally.  Mr. Sripathi’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

There are no transactions between Mr. Sripathi and the Company that would be reportable under Item 404(a) of Regulation S-K and there is no arrangement or understanding with any person pursuant to which Mr. Sripathi was selected as an executive officer.

Mr. Albert will depart from the Company, effective as of March 4, 2026, and move into an advisory role for a period of nine months to support a smooth transition. In connection with Mr. Albert’s departure from the Company, the Company expects to enter into a Separation, Release and Advisory Services Agreement with Mr. Albert. In exchange for Mr. Albert’s execution and non-revocation of such agreement, performance of advisory services and other obligations thereunder, and a release and non-revocation of claims, the Company will provide (i) separation consideration consistent with the terms of Mr. Albert’s employment letter dated November 4, 2025 and (ii) advisory fees in an aggregate amount of $450,000 during a 9-month transition period.

Item 7.01.	Regulation FD.

On March 3, 2026, the Company issued a press release announcing the appointment of Mr. Sripathi as the Company’s Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 included with this Current Report on Form 8-K shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release of Wyndham Hotels & Resorts, Inc., dated March 3, 2026

Exhibit 104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: March 3, 2026	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel & Corporate Secretary